EXHIBIT B
                                 EnerShop, Inc.
                        Intercompany Service Transactions
                     For the Quarter Ended December 31, 1996



                  Name                      Type of Service            Amount
-------------------------------------  --------------------------  -------------
Central and South West Services, Inc.  Salaries, and overheads in  $    384,256
(Wholly owned subsidiary of            support of EnerShop, Inc.
Central and South West Corporation)

Transok, Inc.                          Rent and administrative           12,891
                                       support for Houston, TX
                                       office.

CSW Energy, Inc.                       Salaries, and overheads in        18,609
(Wholly owned subsidiary of            support of EnerShop, Inc.
Central and South West Corporation)